Exhibit 99.1

Contacts: Don Klink Chief Financial Officer Addus HomeCare Corporation (630) 296-3400 investorrelations@addus.com	Scott Brittain Corporate Communications, Inc. (615) 324-7308 scott.brittain@cci-ir.com

ADDUS HOMECARE ANNOUNCES THIRD QUARTER 2015 RESULTS

Downers Grove, Illinois (November 2, 2015) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of home and community-based services that are primarily personal in nature, provided in the home and focused on the dual eligible population, today announced its financial results for the third quarter and nine months ended September 30, 2015.

For the third quarter, net service revenues were $84.3 million, an increase of 3.3% from $81.7 million for the third quarter of 2014. Net income was $2.9 million, or $0.26 per diluted share, for the third quarter of 2015 compared with $3.2 million, or $0.29 per diluted share, for the third quarter last year. Adjusted diluted earnings per share for the third quarter of 2015 was $0.25 compared with $0.29 for the third quarter for 2014. Adjusted EBITDA was $6.0 million for the third quarter of 2015 compared with $6.3 million for the same prior-year quarter. Adjusted EBITDA excludes stock-based compensation expense of $412,000 and $231,000 for the third quarter of 2015 and 2014, respectively. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first nine months of 2015, net service revenues rose 9.4% to $252.1 million from $230.3 million for the first nine months of 2014. Net income was $8.3 million, or $0.74 per diluted share, for the first nine months of 2015 compared with $8.3 million, or $0.75 per diluted share, for the comparable period in 2014. Adjusted diluted earnings per share were $0.78 for the first nine months of 2015 compared with $0.78 for the first nine months of 2014. Adjusted EBITDA increased 9.7% to $18.2 million for the first nine months of 2015 from $16.6 million for the first nine months of 2014.

Revenues and same-store revenues for the third quarter of 2015 reflected the Company’s previously announced exit from certain underperforming locations during the quarter, resulting in a $2.8 million reduction in revenues for the quarter and a 1,128 reduction in total and same store average billable census from these locations compared with the third quarter last year. Adjusting revenues to remove the exited locations from both 2015 and 2014 results, total net service revenues and same store revenues rose 7.0% and 3.8%, respectively, for the third quarter of 2015 and rose 11.4% and 8.2%, respectively, for the first nine months of 2015, compared with the same prior-year periods.

The Company’s results for the third quarter of 2015 were consistent with expectations for the third quarter results that Addus announced on October 22, 2015. As described in that press release, revenue growth was diminished, in part due to the slow pace of transition by states of their dual eligible populations to managed care organizations. In addition, general and administrative expenses as a percent of revenue increased due to higher costs related to the Company’s new human resources and payroll information system (HRIS), Sarbanes-Oxley Act compliance effort and certain other operating expenses. Included in these third quarter G&A costs are $330,000 in items related to exited locations and a performance earn-out payment. These increases were partially offset by a 120 basis-point comparable-quarter increase in the Company’s gross profit margin to 27.9%, primarily due to improved workers compensation expense experience.

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ADUS Reports Third Quarter 2015 Results

November 2, 2015

“We are continuing to take steps to improve our G&A cost structure and believe our HRIS system costs have peaked for the year,” commented Mark Heaney, President and Chief Executive Officer of Addus HomeCare. “We also remain focused on increasing organic growth, i.e. census development, and we continue to be encouraged by the performance of our Illinois business for third quarter, which met our expectations for revenues with both comparable-quarter and sequential-quarter growth.

“Looking forward, we remain fully committed to maintaining Addus’ position as one of the most qualified companies to partner with MCOs to provide personal care services to their dual eligible populations. The transition by the states to MCOs is continuing, even if at an uneven pace. We believe this transition represents a substantial long-term growth opportunity for Addus given our scale, expertise, technology, quality of care and financial strength in a highly fragmented industry. We expect the transition will, over time, concentrate the dual eligible census with MCOs. As evidenced by the growth in our pipeline of potential acquisitions, we also believe the transition is accelerating industry consolidation consistent with other health care sectors.”

Addus completed the third quarter with $14.9 million in cash, no bank debt and $40 million of availability under its revolving credit facility. There was a net cash use of $26.3 million for the third quarter of 2015, compared with $7.4 million for the third quarter last year. For the first nine months of 2015, cash generation was $8.8 million. Since the end of the third quarter, the Company has collected an additional $17.0 million in accounts receivable from the State of Illinois.

Non-GAAP Financial Measures

The information provided in this release includes adjusted diluted earnings per share, Adjusted EBITDA and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted diluted earnings per share as diluted earnings per share, adjusted for M&A expenses, one-time costs associated with exited sites, tax benefit from worker opportunity tax credits and incremental costs for Sarbanes-Oxley Section 404 compliance. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses and stock-based compensation expense. The Company defines adjusted net service revenue as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted diluted earnings per share to diluted earnings per share, a reconciliation of Adjusted EBITDA to net income and a reconciliation of adjusted net service revenue to net service revenue, in each case, the most directly comparable GAAP measure. Management believes that adjusted diluted earnings per share, adjusted EBITDA and adjusted net service revenue are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, November 3, 2015, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 67427175. A telephonic replay of the conference call will be available through midnight on November 17, 2015, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 67427175.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

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ADUS Reports Third Quarter 2015 Results

November 2, 2015

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, estimation inaccuracies in future revenues, margins, earnings and growth, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2015, which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a comprehensive provider of home and community-based services that are primarily provided in the home and focused on the dual eligible population. Addus’ services include personal care and assistance with activities of daily living, and adult day care. Addus’ consumers are individuals who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. For more information, please visit www.addus.com.

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ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income and Cash Flow Information

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Net service revenues	$84,331	$81,658	$252,055	$230,306
Cost of service revenues	60,809	59,818	182,925	169,218

Gross profit	23,522	21,840	69,130	61,088
	27.9%	26.7%	27.4%	26.5%
General and administrative expenses	18,041	15,773	52,617	45,576
Depreciation and amortization	1,197	1,106	3,504	2,684

Total operating expenses	19,238	16,879	56,121	48,260

Operating income	4,284	4,961	13,009	12,828

Total interest expense, net	163	180	505	484

Income before taxes	4,121	4,781	12,504	12,344
Income tax expense	1,234	1,544	4,202	4,024

Net income	$2,887	$3,237	$8,302	$8,320

Net income per share:
Basic	$0.26	$0.30	$0.76	$0.76

Diluted	$0.26	$0.29	$0.74	$0.75

Weighted average number of common shares outstanding:
Basic	11,007	10,927	10,978	10,895

Diluted	11,247	11,154	11,183	11,122

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash (used in) provided by operating activities	$(26,258)	$(7,413)	$8,786	$7,590
Net cash (used in) investing activities	(555)	(821)	(5,712)	(12,012)
Net cash (used in) provided by financing activities	(334)	2,767	(1,560)	2,981

Net change in cash	(27,147)	(5,467)	1,514	(1,441)
Cash at the beginning of the period	42,024	19,591	13,363	15,565

Cash at the end of the period	$14,877	$14,124	$14,877	$14,124

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,
	2015	2014
Assets

Current assets
Cash	$14,877	$14,124
Accounts receivable, net	78,395	62,121
Prepaid expenses and other current assets	7,609	6,937
Deferred tax assets	8,508	8,326

Total current assets	109,389	91,508

Property and equipment, net	8,187	7,646

Other assets
Goodwill	65,962	64,237
Intangible assets, net	10,179	11,043
Investment in joint venture	900	900
Other assets	404	13

Total other assets	77,445	76,193

Total assets	$195,021	$175,347

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$4,869	$3,613
Accrued expenses	42,118	39,314
Current portion of capital lease obligations	1,100	978
Current portion of contingent earn-out obligation	1,250	1,000
Deferred revenue	—	3

Total current liabilities	49,337	44,908

Capital lease obligations, less current portion	2,162	2,926
Contingent earn-out obligation, less current portion	—	1,120
Deferred tax liability	5,832	3,441

Total stockholders’ equity	137,690	122,952

Total liabilities and stockholders’ equity	$195,021	$175,347

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
General:

Adjusted EBITDA (in thousands) (1)	$5,950	$6,305	$18,233	$16,617
States served at period end	—	—	21	22
Locations at period end	—	—	122	132
Employees at period end	—	—	19,642	17,504

Home & Community

Average billable census - same store (2)	31,800	32,032	32,078	32,753
Average billable census - acquisitions (3)	607	—	730	—
Average billable census total	32,407	32,032	32,808	32,753
Billable hours (in thousands)	4,860	4,749	14,626	13,511
Average billable hours per census per month	50.0	49.9	49.5	45.8
Billable hours per business day	74,768	74,912	76,176	70,737
Revenues per billable hour	$17.35	$17.03	$17.23	$17.05

Percentage of Revenues by Payor:

State, local and other governmental programs	78.1%	85.9%	77.8%	88.6%
Managed Care	18.1	9.5	18.2	6.8
Private duty	2.8	3.5	3.0	3.5
Commercial	1.0%	1.1%	1.0%	1.1%

(1)	We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended September 30, 2014 by 1,128 and nine months ended September 30, 2014 and 2015 by 1,187 and 672, respectively.
(3)	The average billable census - acquisitions for 2014 was reclassified to average billable census - same stores for comparability purposes.

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$2,887	$3,237	$8,302	$8,320

Interest expense, net	163	180	505	484
Income tax expense	1,234	1,544	4,202	4,024
Depreciation and amortization	1,197	1,106	3,504	2,684
M&A expenses	57	7	558	543
Stock-based compensation expense	412	231	1,162	562

Adjusted EBITDA	$5,950	$6,305	$18,233	$16,617

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (2)

Diluted earnings per share	$0.26	$0.29	$0.74	$0.75

Acquisition-related transaction expense per share	—	—	0.03	0.03
Worker Opportunity Tax Credits per share	(0.02)	—	(0.02)	—
One Time Costs associated with exited sites	0.01	—	0.01	—
Incremental Sarbanes-Oxley Section 404 compliance expense per share	—	—	0.02	—

Adjusted diluted earnings per share	$0.25	$0.29	$0.78	$0.78

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (3)

Net service revenues	$84,331	$81,658	$252,055	$230,306

Revenue associated with the closure of certain sites	(58)	(2,888)	(5,404)	(8,892)

Adjusted net service revenues	$84,273	$78,770	$246,651	$221,414

(1)	We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted diluted earnings per share as diluted earnings per share, adjusted for M&A expenses, one time costs associated with exited sites, tax benefit from worker opportunity tax credits and incremental costs for Sarbanes-Oxley Section 404 compliance. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.